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Exhibit 99.1

CONSENT OF NOMINEE FOR DIRECTOR

        The undersigned hereby consents to being named in the Registration Statement on Form S-3 filed by Harrah's Entertainment, Inc. with the Securities and Exchange Commission on June 9, 2005, and all amendments thereto, as a person who will become a director of Harrah's Entertainment, Inc. effective upon completion of the merger as contemplated in the Registration Statement.

        Date: June 9, 2005

/s/ WILLIAM BARRON HILTON William Barron Hilton

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CONSENT OF NOMINEE FOR DIRECTOR